Exhibit 8.3

Squire Patton Boggs
翰 宇 國 際 律 師 事 務 所
29th Floor, Edinburgh Tower
The Landmark
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Central, Hong Kong
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squirepattonboggs.com

Partners:	Nicholas H. Chan, MH	Wendy W. Fong
	David S.K. Goh	Francis C. Li
	James S. Tsang	Patricia Y. Woo

Senior Consultant: Caroline Y. Cheung

China Appointed Attesting Officer: Nicholas H. Chan, MH

Registered Foreign Lawyers Bindu Janardhanan (India)
Nick Chan, MH
T +852 2103 0388
Nick.Chan@squirepb.com

UCLOUDLINK GROUP INC.

Unit 2214-Rm1, 22/F, Mira Place Tower A

132 Nathan Road, Tsim Sha Tsui

Kowloon, Hong Kong

Date: 7 July 2021

Re:    Legal Opinion on Certain Hong Kong Legal Matters

Dear Sirs or Madams,

We are qualified lawyers of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). We are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

We are engaged as Hong Kong counsel to opine on certain aspects of Hong Kong law relating to UCLOUDLINK GROUP INC. (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Hong Kong (the “Engagement”) in connection the proposed offering (the “Offering”) of a certain number of Class A ordinary shares, including in the form of American Depositary Shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares (the “Ordinary Shares”) of the Company, as set forth in the Company’s registration statement on Form F-3, including a base prospectus, and the prospectus supplement, including any amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

A. Documents and assumptions

In rendering this opinion, we have carried out due diligence, reviewed and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents (collectively, the “Documents”) provided to us by HONGKONG UCLOUDLINK NETWORK TECHNOLOGY LIMITED (香港優克網絡技術有限公司) and UCLOUDLINK (HK) LIMITED (香港優克有限公司) (together, the “HK Companies”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by, among others, appropriate representatives of the Company or the HK Companies. In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(i)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents are duly executed and delivered (where required), all Documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

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(ii)

that the execution and delivery of the Documents by the HK Companies was a proper use of its directors’ powers and in its best interests and that the exercise of its rights and performance of its obligations thereunder will be of material commercial benefit to the HK Companies;

(iii)

each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iv)

the Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this legal opinion;

(v)

The HK Companies has not passed any voluntary winding-up resolution and no receiver, administrative receiver, administrator or similar officer has been appointed in relation to the Company or any of its assets;

(vi)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(vii)

the submission by the parties thereto other than the HK Companies to the jurisdiction of the courts of Hong Kong or to arbitration in Hong Kong does not contravene the law of any jurisdiction and the parties to the Documents are not entitled to claim any immunity from suit or execution of any judgement on the ground of sovereignty or otherwise; and

(viii)	all requested Documents have been provided to us and all factual statements made to us by the HK Companies in connection with this opinion are true, correct and complete.

B. Opinions

Subject to the Assumptions and the Qualifications, we are of the opinion that

(i)

the statements set forth in the Registration Statement under the captions “Enforceability of Civil Liabilities – Hong Kong” insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof.

(ii)	the statements set forth in the Registration Statement under the caption “Taxation – Hong Kong” are true and accurate in all material respects and that such statements constitute our opinions.

C. Qualifications

Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(i)	our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	our opinion is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights;

(iv)

our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) a Hong Kong court may stay any proceeding brought before it if concurrent proceedings are brought elsewhere and the court considers that such forum is more convenient to the action (d) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (e) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(v)	this opinion is issued based on our understanding of the laws of Hong Kong. For matters not explicitly provided under the laws of Hong Kong, the interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinion stated above;

(vi)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches carried in Hong Kong (if any);

(vii)	as used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion;

(viii)	this opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently; and

(ix)	this opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Squire Patton Boggs Squire Patton Boggs